CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-129494) of E. I. du Pont de Nemours and Company of our report dated June 29, 2009 relating to the financial statements of Thrift and Savings Plan for Employees of Sentinel Transportation, LLC, which appears in this Form 11-K.
/S/ PRICEWATERHOUSECOOPERS LLP
Philadelphia, Pennsylvania
June 29, 2009